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                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                                  FORM 8-K



                               CURRENT REPORT



                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): March 25, 1995


                    The Bank of New York Company, Inc.
            (Exact Name of Registrant as Specified in Charter)




         New York                1-6152               13-2614959
(State or Other Jurisdiction   (Commission           (IRS Employer
        of Incorporation)      File Number)       Identification No.)


      48 Wall Street
      New York, New York                                 10286
(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code: (212) 495-1784


                          Not applicable
       (Former Name or Former Address, if Changed Since Last Report)

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Item 5.     Other Events.

            On March 25, 1995, an Agreement and Plan of Merger (the "Merger Agreement") was entered into between The Bank of New York Company, Inc. ("BNY") and The Putnam Trust Company of Greenwich ("Putnam Trust"). Copies of the Merger Agreement and BNY's March 27, 1995 press release in connection with the Merger Agreement are attached to this Current Report as exhibits and are incorporated herein by reference.


Item 7.     Financial Statements, Pro Forma Financial Information and
            Exhibits.

            The following exhibits, as required by Item 601 of Regulation S-K, are attached to this Current Report:

            2 - Agreement and Plan of Merger, dated as of the 25th day of March, 1995, by and between BNY and Putnam Trust, including all annexes to the Agreement but excluding schedules. The omitted schedules will be furnished supplementally upon request to the Securities and Exchange Commission.

            99 - Press release, dated March 27, 1995, issued by BNY and Putnam Trust.

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                                 SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              THE BANK OF NEW YORK COMPANY, INC.





                              By: /s/ Phebe C. Miller
                                  Name:  Phebe C. Miller
                                  Title: Corporate Secretary



Date: March 28, 1995

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                               Exhibit Index

 Exhibit                    Item                                   Page

   2 - Agreement and Plan of Merger, dated as of the 25th day of March, 1995, by and between The Bank of New York Company, Inc. ("BNY") and The Putnam Trust Company of Greenwich ("Putnam Trust"), including all annexes to the Agreement but excluding schedules.

   99 -  Press release, dated March 27, 1995, issued by
         BNY and Putnam Trust.